UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2009

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the restructuring of the Company and to, among other things, satisfy the Company’s resulting obligations under a change in control agreement, the Company entered into a Retirement and Transition Services Agreement with Bruce F. Dickson, the Company’s Southeast Regional President.  The agreement, which became effective April 3, 2009, provides that Mr. Dickson will receive a lump sum severance payment of approximately $1.6 million and the reimbursement of up to eighteen months of COBRA payments.  In addition, all of Mr. Dickson’s vested and unvested stock options were terminated and the Company and Mr. Dickson released all potential claims they had against one another.  Mr. Dickson’s last day of employment will be April 30, 2009 and he will provide transition services to the Company through December 31, 2009.

A copy of Mr. Dickson’s Retirement and Transition Services Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Bruce F. Dickson Retirement and Transition Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2009

STANDARD PACIFIC CORP.

By:	/s/ Kenneth L. Campbell
Kenneth L. Campbell Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Bruce F. Dickson Retirement and Transition Services Agreement